UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a–12

Stratus Properties Inc.

(Name of Registrant as Specified In Its Charter)

Carl Berg, David M. Dean and Michael Knapp

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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STRATUS SHOULD BE SOLD

The Berg Group

10050 Bandley Drive

Cupertino, CA 95014

May 23, 2016

Dear Fellow Stratus Stockholders:

I write to you as the largest stockholder of Stratus Properties Inc., or Stratus. I would like to highlight to you what I believe to be Stratus’ selective use of performance graphs.

History of Stratus’ “Peer Group” Comparisons

Stratus began using a performance graph in its filings with the Securities and Exchange Commission in its May 2003 proxy statement showing a comparison between Stratus’s stock price, the S&P 500 Stock Index and an index for real estate stocks. Each year after that, the performance graph appeared in its proxy statement and/or its Form 10-K filing.

Below is the first graph that appeared in May 2002 showing a five-year comparison of Stratus against the two indexes.

Stratus suspended this practice after filing its 2009 Form 10-K. Below is the last performance graph used in Stratus annual filings until Stratus reinstated this practice in its 2015 Form 10-K. Stratus omits to note what I believe to be the significant impact on its year end 2015 stock price of my December 2015 Schedule 13D filing which described the submission of my stockholder proposal and my intent to nominate two individuals to the Stratus Board.

STRATUS SHOULD BE SOLD

Between 2002 and 2008, these performance graphs typically showed significant outperformance by Stratus. This was particularly true in 2005, 2006 and 2007.

Had it shown the same performance graph in 2009, Stratus’s performance in the previous five years would have been negative (32%) versus negative (8%) for the S&P 500 index. (The December 31, 2004, Stratus share price was $16.03 per share; the December 31, 2009, closing share price was $11.00 per share).

Had Stratus included the five-year performance graph in 2011 for the previous five years (i.e., the period between December 31, 2005, and December 31, 2010), Stratus’ stock performance would have been down (61%), versus up 1% for the S&P 500 stock index. Accordingly, Stratus’ most recent 2015 performance starts from a very low base at December 31, 2010 (which is now the beginning date for Stratus’ reintroduced performance chart in its 2015 Form 10-K).

To reiterate, Stratus suspended publicly its peer group reporting between 2009 and 2014, in my view because it would have shown dramatic underperformance in those periods. Shouldn’t public companies be more transparent to its stockholders?

IT IS TIME FOR A CHANGE

Please consider my proxy carefully, consider the credibility of the company’s statements and vote your GOLD proxy card and support the Berg Nominees.

Sincerely,

Carl Berg

STRATUS SHOULD BE SOLD

The views expressed in this letter represent the opinions of Carl Berg and are based on publicly available information with respect to Stratus Properties Inc., or “Stratus.” Carl Berg recognizes that there may be confidential information in the possession of Stratus that could lead Stratus to disagree with Mr. Berg’s conclusions. Mr. Berg reserves the right to change any of his opinions expressed herein at any time as he deems appropriate and disclaims any obligation to update the information or opinions contained in this letter.

Certain financial metrics and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. Neither the Participants (as defined below) nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. No assurance or guarantee is given with respect to the prices at which any securities of Stratus will trade, and such securities may not trade at prices or within any price range that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Mr. Berg herein are based on assumptions that Mr. Berg believes to be reasonable as of the date of this letter, but there can be no assurance or guarantee that actual results or the performance of Stratus will not differ from such projections and estimates and such differences may be material.

This letter is provided merely as information and as proxy solicitation materials and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This letter does not recommend the purchase or sale of any security. Certain members of the Berg Group currently beneficially own shares of Stratus. It is possible that there will be developments in the future that cause one or more of the members of the Berg Group from time to time to sell all or a portion of their holdings of Stratus in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Cautionary Statement Regarding Forward-Looking Statements

This letter contains forward-looking statements. All statements contained in this letter that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan,” and similar expressions generally identify forward-looking statements. The projected results and statements contained in this letter that are not historical facts are based on current expectations, speak only as of the date of this letter and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Participants (as defined below). Although the Participants believe that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this letter, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this letter will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this letter, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. The Participants will not undertake and specifically decline any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this letter to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

STRATUS SHOULD BE SOLD

Additional Information

Carl Berg filed the definitive proxy statement and an accompanying proxy card with the SEC on May 17, 2016, and mailed those documents to you. The Berg Group is using that proxy statement, proxy card and this letter to solicit proxies in connection with the 2016 Annual Meeting of Stockholders of Stratus, including any adjournments, recesses, postponements or delays thereof (the “2016 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included in that definitive proxy statement and in any other amendments to that definitive proxy statement. Stockholders are advised to read the definitive proxy statement and all other documents of the Participants related to the solicitation of stockholders of Stratus in connection with the 2016 Annual Meeting because they contain important information, including additional information relating to the Participants. Mr. Berg’s definitive proxy statement and a form of proxy has been mailed to and has otherwise been made available to all stockholders of Stratus. These materials and other materials filed by Mr. Berg in connection with the solicitation of proxies are available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by Mr. Berg with the SEC will also be available, without charge, by directing a request to Mr. Berg’s proxy solicitor, Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902. By telephone, for Bankers and Brokers, please call TOLL-FREE 800-662-5200; for Stockholders, please call TOLL-FREE 877-849-0763; or by email at bergproxy@morrowco.com.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of the Berg Group’s proxy materials, please call or email

Morrow & Co., LLC at the telephone numbers or email address listed below:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

Banks and Brokers Call TOLL-FREE: 800-662-5200

Stockholders Call TOLL-FREE: 877-849-0763

Email: bergproxy@morrowco.com

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